BLACK DIAMOND FUNDS

                         FORM OF AMENDMENT NO. 2 TO THE
                             DISTRIBUTION AGREEMENT

      AMENDMENT NO. 2 to the Distribution Agreement ("Amendment No. 2"), dated as of December 11, 2003, between Black Diamond Funds, a Delaware business trust ("Trust"), and ALPS Distributors Inc., a Colorado corporation ("Distributor").

      The Trust and the Distributor agree to modify and amend the Distribution Agreement relating to shares of all Series dated as of February 13, 2003, as amended from time to time (the "Agreement"), as herein provided. All terms used in this Amendment No. 2, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

      1. NEW FUNDS. The Trust hereby retains the Distributor in connection with the promotion and distribution of shares of the following new series of the Trust ("New Funds") on the terms and conditions contained in the Agreement:

            Black Diamond 500 Protected Growth Fund III
            Black Diamond 100 Protected Growth Fund III
            Black Diamond 400 Protected Growth Fund III
            Black Diamond 2000 Protected Growth Fund III
            Black Diamond Total Index Protected Growth Fund III
            Black Diamond LS Protected Growth Fund III

      2. EFFECTIVE DATE. The effective date of this Amendment No. 2 shall be December 11, 2003 with respect to the New Funds.

      3. DURATION OF AGREEMENT.

         (a) With respect to each Series specified in the original Appendix A to the Agreement, the Agreement shall continue in effect for one year from the effective date of the Agreement and may be continued thereafter pursuant to Section 16 of the Agreement.

         (b) With respect to each Series added to the Agreement by Amendment No. 1, the Agreement shall continue in effect for one year from the effective date of Amendment No. 1 and may be continued thereafter pursuant to Section 16 of the Agreement.

         (c) With respect to each Series added to the Agreement by this Amendment No. 2, the Agreement shall continue in effect for one year from the effective date of Amendment No. 2 and may be continued thereafter pursuant to Section 16 of the Agreement.

      4. SCHEDULE A. Schedule A to the Agreement, setting forth the Series of the Trust for which the Distributor is authorized to distribute shares, is hereby replaced in its entirety by Schedule A attached hereto.

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      5. RATIFICATION.  Except as  modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.


BLACK DIAMOND FUNDS                      ALPS DISTRIBUTORS INC.


By:  _____________________               By:   _______________________
     Charles F. Fistel                         Thomas Carter
     Treasurer                                 Chief Financial Officer



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                                   SCHEDULE A

                             AMENDMENT NO. 2 TO THE
                             DISTRIBUTION AGREEMENT


SERIES IN AGREEMENT (EFFECTIVE FEBRUARY 13, 2003):
-------------------------------------------------

Black Diamond Principal Protected 500 Series I
Black Diamond Principal Protected 100 Series I
Black Diamond Principal Protected 2000 Series I
Black Diamond Principal Protected 400 Series I
Black Diamond Principal Protected LS Series I

SERIES IN AMENDMENT NO. 1 TO THE AGREEMENT (EFFECTIVE SEPTEMBER 2, 2003):
------------------------------------------------------------------------

Black Diamond 500 Protected Growth Fund II
Black Diamond 100 Protected Growth Fund II
Black Diamond 2000 Protected Growth Fund II
Black Diamond 400 Protected Growth Fund II
Black Diamond Total Index Protected Growth Fund II
Black Diamond Multi-Index Protected Growth Fund II
(collectively, the "Series II Funds")

SERIES IN AMENDMENT NO. 2 TO THE AGREEMENT (EFFECTIVE SEPTEMBER 2, 2003):
------------------------------------------------------------------------

Black Diamond 500 Protected Growth Fund III
Black Diamond 100 Protected Growth Fund III
Black Diamond 2000 Protected Growth Fund III
Black Diamond 400 Protected Growth Fund III
Black Diamond Total Index Protected Growth Fund III
Black Diamond Multi-Index Protected Growth Fund III
(collectively, the "Series III Funds")

FEE SCHEDULE:

The Trust will pay the Distributor a monthly fee at the rate of $1,000 per Series for the first three Series, $800 per Series for the next four Series, and $600 for each Series thereafter. The Trust will allocate the aggregate fee among the Series based on each Series' respective net assets.

As compensation for its activities under the Agreement with respect to the distribution of the shares of the Series II Funds and the Series III Funds, the Distributor also shall (1) receive from such Funds a distribution fee equal to an annual rate of 0.75% of the average daily net assets of such Funds, subject to any limitations on such fee as the Board may impose, and (2) retain the initial sales charge, if any, on purchases of shares of such Funds as set forth in the Registration Statement. The Distributor is authorized to collect the gross proceeds derived from the sale of shares of such Funds, remit the net asset value thereof to such Funds upon receipt of the proceeds and retain the initial sales charge, if any. The Distributor may reallow any or all of the initial sales charges or distribution fees which it is paid under the Agreement to such dealers as the Distributor may from time to time determine.


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